EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-169813) of our report dated March 24, 2010 relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in Seanergy Maritime Holdings Corp.'s Annual Report on Form 20-F for the year ended December 31, 2009.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers S.A.

Athens, Greece
October 28, 2010

SK 26979 0001 1142351